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                                                                   EXHIBIT 10.31

                                    GUARANTY

      THIS GUARANTY (this "GUARANTY") is executed as of March 30, 2005 by BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation ("GUARANTOR"), in favor of the "Agent" (the "AGENT") and the "Lenders" (the "LENDERS") under that certain Loan Agreement of even date herewith among Borrower, Agent and Lenders (as the same from time to time may be supplemented, modified, amended or restated, herein called the "LOAN AGREEMENT"). The Loan Agreement provides for a loan from Lenders to Borrower in the aggregate amount of $182,000,000, subject to the terms and conditions set forth therein, and is a "Guaranty" as defined therein. Reference is made to the Loan Agreement for the meanings assigned to capitalized terms used and not defined herein.

      1. Inducement. Guarantor has an ownership or other interest in AH Battery Park Owner, LLC, an Ohio limited liability company, KG Missouri-CC Owner, LLC, a Delaware limited liability company, AH Illinois Owner LLC, a Delaware limited liability company, AH North Carolina Owner LLC, a Delaware limited liability company, and AH Ohio-Columbus Owner, LLC, a Delaware limited liability company (collectively, "BORROWER") and an interest in the success of the Facilities, and Lenders' agreement to make the Loan is of substantial benefit to Guarantor.

      2. Guaranteed Obligations. Guarantor absolutely, unconditionally and irrevocably guarantees and agrees, subject to the limitations set forth below:
(a) to pay to Agent, at the address designated in the Note (as hereinafter defined) for payment thereof or as such address may be changed as provided in the Loan Agreement, all indebtedness of Borrower to Lenders under the promissory notes listed on Schedule 1 attached hereto, each dated of even date herewith, and all amendments, modifications, renewals and extensions of and substitutions for said promissory notes (said promissory notes and all amendments, modifications, renewals and extensions thereof and all substitutions therefor herein called the "NOTE"), together with all accrued but unpaid interest thereon (all such indebtedness hereinafter called the "INDEBTEDNESS"); (b) to perform fully and promptly when due all of the covenants, agreements and other obligations undertaken by Borrower in the Loan Documents, including without limitation, the Loan Agreement and the Environmental Indemnity Agreement of even date herewith executed by Borrower in favor of Agent and the Indemnified Parties described therein (such covenants, agreements and other obligations hereinafter called the "OBLIGATIONS"); and (c) to pay any and all costs, attorneys' fees and expenses incurred or expended by Agent in collecting amounts due under this Guaranty and the other Loan Documents or in enforcing any right granted hereunder or thereunder (the "COLLECTION COSTS").

      3. Limited Liability.

            (a) Notwithstanding the foregoing, but subject to the provisions of Sections 4 and 5 of this Guaranty, the liability of Guarantor for (i) payment of the Indebtedness is limited to 50% of the Principal Amount plus all accrued but unpaid interest on the Principal Amount, and (ii) the Obligations are limited to payment and performance of the Recourse Amounts (as hereinafter defined).

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            (b) Notwithstanding the foregoing, but subject to the provisions of
      Sections 4 and 5 of this Guaranty, in the event that the initial (i.e., occurring at the end of 12 months) Notes Resize occurs and the Debt Coverage Ratio - Actual for the Notes is equal to or greater than 1:30 to 1:00 for a six (6) consecutive month period and provided no Event of Default exists (i) the liability of Guarantor for payment of the Indebtedness shall be limited to 25% of the Principal Amount plus all accrued but unpaid interest on the Principal Amount, and (ii) the liability of Guarantor for the Obligations shall be limited to payment and performance of the Recourse Amounts.

            (c) In the event the Guarantor's liability is not reduced as provided in 3(b) above because of a failure to satisfy the Debt Coverage Ratio - Actual, but subsequent to such Notes Resize, the Debt Coverage Ratio - Actual for the Notes is equal to or greater than 1:30 to 1:00 for a six (6) consecutive month period, notwithstanding the foregoing, but subject to the provisions of Sections 4 and 5 of this Guaranty, provided no Event of Default exists, (i) the liability of Guarantor for payment of the Indebtedness shall be limited to 25% of the Principal Amount plus all accrued but unpaid interest on the Principal Amount, and (ii) the liability of Guarantor for the Obligations shall be limited to payment and performance of the Recourse Amounts.

            (d) The term "RECOURSE AMOUNTS" as used herein means:

                  (i) the amount by which any rents, issues or profits of any of the Facilities which are collected by or on behalf of Borrower during the continuance of an Event of Default are not applied to the normal operating expenses of the Facilities and/or any payments due under the Loan Documents;

                  (ii) any amount owed to Bank Parties under the Environmental
            Indemnity Agreement;

                  (iii) the Collection Costs;

                  (iv) the amount of insurance and/or condemnation proceeds
            which are received by or on behalf of Borrower and which are not delivered to Agent or otherwise applied as required under the terms of the Loan Documents;

                  (v) any damages, loss, liability, costs or expenses (including attorneys' fees) incurred or expended by Bank Parties resulting from the failure of Borrower to keep the Facilities insured as required by the provisions of the Loan Documents;

                  (vi) any damages, loss, liability, costs or expenses
            (including attorneys' fees) incurred or expended by Bank Parties as a result or on account of (A) any waste of the Facilities, or (B) any breach of any provision of the Loan Documents regarding the existence of mechanics' or materialmen's liens against the Facilities;

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                  (vii) upon the foreclosure of the lien of the Security
            Instrument, damages resulting from the failure of Borrower or its successor as grantor under the Security Instrument to deliver or surrender to the purchaser of the Facilities, at or immediately following such foreclosure, any of the real and personal property covered by the Security Instrument or any other Loan Document;

                  (viii) the amount of any ad valorem taxes, payments in lieu of ad valorem taxes or ground rent concerning the Facilities which are not paid as required under the terms of the Loan Documents (reduced by any ad valorem tax escrow held by Agent);

                  (ix) any damages, loss, liability, costs or expenses
            (including attorneys' fees) incurred or expended by Bank Parties resulting from the failure of the Borrower to comply with the terms of the Single Purpose Entity Provisions in the Loan Agreement;

                  (x) any damages, loss, liability, costs or expenses (including attorneys' fees) incurred or expended by Bank Parties resulting in the event the Facilities (or any part thereof) becomes an asset, or any Borrower (or its member) becomes a "debtor", in an involuntary bankruptcy or insolvency proceeding which is not dismissed within 90 days of filing; provided, however, this subsection shall not apply if an involuntary bankruptcy is filed by Agent or Lenders;

                  (xi) any damages, loss, liability, costs or expenses
            (including attorneys' fees) incurred or expended by Bank Parties from an Event of Default under Section 8.1(j) of the Loan Agreement resulting from an involuntary lien (i.e., tax lien, mechanics or materialman's lien); and

                  (xii) if any Event of Default exists as a result of a
            termination of the Interest Rate Protection Agreement, the amount of any Termination Proceeds received by or on behalf of Guarantor or Borrower in connection with such termination which are not delivered to Agent.

      4. Liability After Foreclosure Events. In the event of foreclosure by Agent on the Facilities pursuant to the terms of the Security Instrument or acceptance by Agent of a deed-in-lieu of foreclosure from Borrower (hereinafter called a "DEED-IN-LIEU OF FORECLOSURE") (it being agreed that Agent shall be under no duty or obligation to foreclose on the Facilities under the Security Instrument or accept a Deed-in-Lieu of Foreclosure), the liability of Guarantor for payment of the Principal Amount after such foreclosure sale or acceptance of such Deed-in-Lieu of Foreclosure shall be the lesser of (i) the unpaid Principal Amount after such foreclosure sale or acceptance of such Deed-in-Lieu of Foreclosure or (ii) that portion of the Principal Amount for which Guarantor was liable prior to the foreclosure sale or acceptance of such Deed-in-Lieu of Foreclosure, it being the intention that the application of proceeds of any such foreclosure sale (or the credit against the indebtedness in connection with the acceptance of a Deed-in-Lieu of Foreclosure) shall be in such a manner so as not to extinguish or reduce the liability of Guarantor under this Guaranty until all of the amounts due under the Loan Documents for which Guarantor

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is not liable have been paid in full. Guarantor shall also be liable for all accrued but unpaid interest on the Principal Amount and the payment and performance of the Recourse Amounts.

      5. Full Liability. Notwithstanding anything to the contrary contained herein, Guarantor shall have full personal liability for payment and performance of the Indebtedness and the Obligations if:

            (a) there shall be an Event of Default under Section 8.1(i) of the Loan Agreement; or

            (b) there shall be an Event of Default under Section 8.1(j) of the Loan Agreement resulting from a voluntary lien placed by or at the direction of Borrower on a Facility (e.g., financing lien); or

            (c) there shall be any fraud or intentional misrepresentation by Borrower or any partner, member or joint venture of Borrower or any Guarantor in connection with the Facilities, the Loan Documents or any aspect of the Loan; or

            (d) the Facilities (or any part thereof) becomes an asset, or any Borrower (or its member) becomes a "debtor", in a voluntary bankruptcy or insolvency proceeding which is not dismissed within 90 days of filing.

      6. Waivers. Guarantor expressly waives presentment for payment, demand, notice of demand and of dishonor and nonpayment of the Indebtedness, notice of intention to accelerate the maturity of the Indebtedness or any part thereof, notice of acceleration of the maturity of the Indebtedness or any part thereof, notice of disposition of collateral, the defense of impairment of collateral, the right to a commercially reasonable sale of collateral, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party. Agent shall be under no obligation to notify Guarantor of its acceptance hereof or of any advances made or credit extended on the faith hereof or the failure of Borrower to pay any of the Indebtedness as it matures or any default in the performance of any of the Obligations, or to use diligence in preserving the liability of any person on the Indebtedness or the Obligations or in bringing suit to enforce collection of the Indebtedness or performance of the Obligations. Guarantor waives all defenses given to sureties or guarantors at law or in equity other than the actual payment of the Indebtedness and performance of the Obligations and all defenses based upon questions as to the validity, legality or enforceability of the Indebtedness and/or the Obligations and agrees that Guarantor shall be primarily liable hereunder.

      7. No Impairment of Guaranty. Agent, without authorization from or notice to Guarantor and without impairing, modifying, changing, releasing, limiting or affecting the liability of Guarantor hereunder, may from time to time at its discretion and with or without valuable consideration, alter, compromise, accelerate, renew, extend or change the time or manner for the payment of any or all of the Indebtedness, increase or reduce the rate of interest thereon, take and surrender security, exchange security by way of substitution, or in any way it deems necessary take, accept, withdraw, subordinate, alter, amend, modify or eliminate security, add or release or discharge endorsers, guarantors, or other obligors, make changes of any sort whatever in the terms of payment of the Indebtedness, in the Obligations or in the manner of

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doing business with Borrower, or settle or compromise with Borrower or any other person or persons liable on the Indebtedness or the Obligations on such terms as it may see fit, and may apply all moneys received from the Borrower or others, or from any security held (whether held under a security instrument or not), in such manner upon the Indebtedness (whether then due or not) as it may determine to be in its best interest, without in any way being required to marshal securities or assets or to apply all or any part of such moneys upon any particular part of the Indebtedness. It is specifically agreed that Bank Parties are not required to retain, hold, protect, exercise due care with respect thereto, perfect security interests in or otherwise assure or safeguard any security for the Indebtedness; no failure by Bank Parties to do any of the foregoing and no exercise or nonexercise by Bank Parties of any other right or remedy of Bank Parties shall in any way affect any of Guarantor's obligations hereunder or any security furnished by Guarantor or give Guarantor any recourse against Bank Parties.

      8. Events Affecting Borrower. The liability of Guarantor hereunder shall not be modified, changed, released, limited or impaired in any manner whatsoever on account of any or all of the following: (a) the incapacity, death, disability, dissolution or termination of Guarantor, Borrower, Bank Parties or any other person or entity; (b) the failure by Bank Parties to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of Borrower or any other person or entity; (c) recovery from Borrower or any other person or entity becomes barred by any statute of limitations or is otherwise prevented; (d) any defenses, set-offs or counterclaims which may be available to Borrower or any other person or entity;
(e) any transfer or transfers of any of the property covered by the Security Instrument or any other instrument securing the payment of the Note; (f) any release of Borrower, any co-guarantor or any other person (other than Guarantor) primarily or secondarily liable for the payment of the Indebtedness or the performance of the Obligations or any part thereof; (g) any modifications, extensions, amendments, consents, releases or waivers with respect to this Guaranty or any other Loan Document, except in a written amendment to this Guaranty executed by Guarantor, Lenders and Agent; (h) any failure of Agent to give any notice to Guarantor of any Event of Default; (i) Guarantor is or becomes liable for any indebtedness owing by Borrower other than under this Guaranty; or (j) any impairment, modification, change, release or limitation of the liability of, or stay of actions or lien enforcement proceedings against, Borrower, its property, or its estate in bankruptcy resulting from the operation of any present or future provision of the Federal Bankruptcy Code (hereinafter called the "BANKRUPTCY CODE") or other similar federal or state statute, or from the decision of any court.

      9. Subordination. Guarantor expressly subordinates its rights to payment of any indebtedness owing from Borrower to Guarantor, whether now existing or arising at any time in the future, to the prior right of Bank Parties to receive or require payment in full of the Indebtedness and until payment in full of the Indebtedness (and including interest accruing on the Note after any petition under the Bankruptcy Code, which post-petition interest Guarantor agrees shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in proceedings under the Bankruptcy Code generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor or any security for such indebtedness during the continuance of an Event of Default. If Guarantor should receive any such payment, satisfaction or security for any indebtedness of Borrower to Guarantor during the continuance of an Event of Default, Guarantor agrees forthwith to deliver the same to Agent in the form received, endorsed or assigned as may

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be appropriate for application on account of, or as security for, the
Indebtedness and until so delivered, agrees to hold the same in trust for Bank Parties.

      10. Waiver of Right of Subrogation. Notwithstanding anything to the apparent contrary contained herein, Guarantor does not herein expressly or impliedly waive or release any rights of subrogation that Guarantor may have against Borrower (except as same are expressly subordinated as provided herein), rights of contribution that Guarantor may have against any other guarantor of, or other person secondarily liable for, the payment of the Indebtedness or performance of the Obligations or rights of reimbursement that Guarantor may have as against Borrower (except as same may be limited herein).

      11. No Usury. The provisions of Section 9.10 of the Loan Agreement are incorporated herein by reference.

      12. Representations and Warranties. Guarantor hereby represents and warrants to Bank Parties as follows:

            (a) Guarantor is solvent, is not bankrupt and has no outstanding liens, garnishments, bankruptcies or court actions which could render Guarantor insolvent or bankrupt, and there has not been filed by or against Guarantor a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Guarantor or any substantial portion of Guarantor's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the Bankruptcy Code or any state law.

            (b) To the best of Guarantor's knowledge, all reports, financial statements and other financial and other data which have been or may hereafter be furnished by Guarantor to Bank Parties in connection with this Guaranty are or shall be true and correct in all material respects and do not and will not omit to state any material fact or circumstance necessary to make the statements contained therein not misleading and do or shall fairly represent the financial condition of Guarantor as of the dates and the results of Guarantor's operations for the periods for which the same are furnished, and, to the best of Guarantor's knowledge, no material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Guarantor (for the purposes of this clause (b) and the preceding clause (a), Guarantor shall also include any joint venturer, managing member or general partner of Guarantor).

            (c) The execution, delivery and performance of this Guaranty do not contravene, result in the breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other contract or agreement to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected and do not violate or contravene any law, order, decree, rule or regulation to which Guarantor is subject.

            (d) There are no judicial or administrative actions, suits or proceedings pending or, to the best of Guarantor's knowledge, threatened against or affecting

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      Guarantor or any of its properties or involving the validity, enforceability or priority of this Guaranty.

            (e) Guarantor, unless an individual, is duly organized and legally existing under the laws of the state of its formation (the foregoing representations shall also apply to any corporation, partnership, joint venture, limited liability company or limited partnership which is a general partner, managing member or a joint venturer of Guarantor).

            (f) This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditor's rights and general principles of equity; the execution and delivery of, and performance under, this Guaranty are within Guarantor's powers and have been duly authorized by all requisite action and are not in contravention of the powers of Guarantor's organizational documents.

            (g) Guarantor's U.S. taxpayer identification number is 20-1348354.

      13. Covenants and Agreements. Guarantor absolutely and unconditionally covenants and agrees with Bank Parties as follows:

            (a) In the event that Borrower does not pay the Indebtedness or perform the Obligations or is unable to do so as a result of any liquidation, dissolution, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, sale of all or substantially all assets, reorganization, arrangement, composition, or readjustment of, or other similar proceedings affecting the status, composition, identity, existence, assets or obligations of Borrower, or the disaffirmance or termination of any of the Indebtedness or Obligations in or as a result of any such proceeding, such actions by Borrower shall not affect the liability of Guarantor hereunder, which liability is subject to the limitations and exculpations set forth in Sections 3-5 of this Guaranty.

            (b) If for any reason whatsoever (including but not limited to ultra vires, lack of authority, illegality, force majeure, act of God or impossibility) the Indebtedness or the Obligations cannot be enforced against Borrower, such unenforceability shall in no manner affect the liability of Guarantor hereunder and Guarantor shall be liable hereunder, subject to the limitations and exculpations set forth in Sections 3-5 of this Guaranty, notwithstanding that Borrower may not be liable for such Indebtedness or such Obligations and to the same extent as Guarantor would have been liable if such Indebtedness or Obligations had been enforceable against Borrower.

            (c) Should the status of Borrower change, this Guaranty shall continue and also cover the Indebtedness and Obligations of Borrower under the new status according to the terms hereof.

            (d) In the event any payment by Borrower to a Bank Party is held to constitute a preference under the bankruptcy laws, or if for any other reason a Bank Party is required to refund such payment or pay the amount thereof to any other party, such

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      payment by Borrower to a Bank Party shall not constitute a release of
      Guarantor from any liability hereunder, but Guarantor, subject to the limitations and exculpations set forth in Sections 3-5 of this Guaranty, agrees to pay such amount to Agent upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

            (e) Guarantor shall not have (i) the right to the benefit of, or to direct the application of, any security held by Agent, any right to enforce any remedy which Agent now has or hereafter may have against Borrower, or any right to participate in any security now or hereafter held by Agent, or (ii) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower or against any security resulting from the exercise or election of any remedies by Agent, or any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation, from any cause, of the liability of Borrower.

            (f) The payment by Guarantor of any amount pursuant to this Guaranty shall not in any way entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Indebtedness or any proceeds thereof, or any security therefor, unless and until the Indebtedness has been fully paid, but when the same has been fully paid Guarantor shall be subrogated as to any payments made by it to the rights of the Bank Parties as against Borrower and/or any endorsers, sureties or other guarantors.

            (g) Agent shall not be required to pursue any other remedies before invoking the benefits of the guaranties contained herein, and specifically it shall not be required to make demand upon or institute suit or otherwise pursue its remedies against Borrower or any surety other than Guarantor or to proceed against or give credit for any security now or hereafter existing for the payment of any of the Indebtedness. Agent may maintain an action on this Guaranty without joining Borrower therein and without bringing a separate action against Borrower.

            (h) Guarantor shall maintain interest rate protection for the Loan under the Interest Rate Protection Agreement to the extent required by the Loan Agreement.

      14. Financial Covenants, Statements and Reports.

            (a) Net Worth. Throughout the term of the Loan, Guarantor shall maintain a Net Worth of at least $100,000,000 to be measured at the end of each calendar quarter. As used in this Section, the term (a) "NET WORTH" means an amount equal to, as determined in accordance with GAAP, (i) the consolidated assets of Guarantor minus (ii) the total consolidated liabilities of Guarantor plus (iii) the deferred gain reflected on Guarantor's GAAP balance sheet.

            (b) Minimum Liquidity. Throughout the term of the Loan, Guarantor shall maintain Minimum Liquidity of at least $5,000,000 to be measured at the end of each calendar quarter. As used in this Section, the term "MINIMUM LIQUIDITY" means (a)

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      cash on hand or on deposit in banks, (b) readily marketable securities issued by the United States, (c) readily marketable commercial paper rated A-1 by Standard & Poor's Corporation (or a similar rating by any similar organization that rates commercial paper), (d) certificates of deposit issued by commercial banks operating in the United States with maturities of one year or less, and (e) funds available to Guarantor under Guarantor's available lines of credit, provided (i) Guarantor is not in default under such lines of credit and no event shall have occurred which with the passage of time or the giving of notice or both would constitute a default under such lines of credit, and (ii) Guarantor is allowed to unconditionally (except for the submission of administrative draw requests) draw upon such available funds.

            (c) Financial Statements. Guarantor will deliver to Agent and Monitoring Agent the financial statements of Guarantor as more particularly described in the Loan Agreement and within time periods as set forth in the Loan Agreement. All financial statements shall be delivered to Agent and Monitoring Agent with a certificate in the form of
      Schedule 2 attached hereto and made a part hereof, certified as to accuracy by a representative of Guarantor reasonably acceptable to Agent.

      15. Joint and Several Liability. Where two or more persons or entities have executed this Guaranty, unless the context clearly indicates otherwise, all references herein to "Guarantor" shall mean the guarantors hereunder or either or any of them. All of the obligations and liability of said guarantors hereunder shall be joint and several. Suit may be brought against said guarantors, jointly and severally, or against any one or more of them, less than all, without impairing the rights of Bank Parties against the other or others of said guarantors; and Agent may compound with any one or more of said guarantors for such sums or sum as it may see fit and/or release such of said guarantors from all further liability to Bank Parties for such indebtedness without impairing the right of Bank Parties to demand and collect the balance of such indebtedness from the other or others of said guarantors not so compounded with or released; but it is agreed among said guarantors themselves, however, that such compounding and release shall in nowise impair the rights of said guarantors as among themselves.

      16. Disputes Among Guarantors. Where two or more persons or entities have executed this Guaranty, to the extent any dispute exists at anytime between or among such parties as to any party's right to contribution or otherwise, Guarantor agrees to indemnify, defend and hold Agent harmless from and against any loss, damage, claim, demand, cost or other liability (including, without limitation, reasonable attorneys' fees and costs) Bank Parties may suffer as a result of such dispute.

      17. Rights Cumulative. The rights of Bank Parties are cumulative and shall not be exhausted by its exercise of any of its rights hereunder or otherwise against Guarantor or by any number of successive actions until and unless all Indebtedness has been paid, all Obligations have been performed and each of the obligations of Guarantor hereunder has been performed. The existence of this Guaranty shall not in any way diminish or discharge the rights of Bank Parties under any prior or future guaranty agreement executed by Guarantor.

      18. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be given as provided in the Loan Agreement.

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      19. APPLICABLE LAW. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF
GUARANTOR HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS' PRINCIPLES OF CONFLICTS OF LAW) AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE

      20. CONSENT TO FORUM. GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR ANY COURT OF COMPETENT JURISDICTION IN THE COUNTY WHERE ANY PORTION OF THE PROPERTY COVERED BY THE SECURITY INSTRUMENT IS LOCATED) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS, AND GUARANTOR HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR ANY COURT OF COMPETENT JURISDICTION IN THE COUNTY WHERE ANY PORTION OF THE PROPERTY COVERED BY THE SECURITY INSTRUMENT IS LOCATED) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTOR AT THE ADDRESS OF GUARANTOR FOR THE GIVING OF NOTICES HEREUNDER, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

      21. WAIVER OF JUDICIAL PROCEDURAL MATTERS. GUARANTOR AND AGENT HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH THIS GUARANTY, ANY AND EVERY RIGHT THEY MAY HAVE TO A TRIAL BY JURY

      22. Counterparts. This Guaranty may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

      23. No Modification. This Guaranty may only be modified, waived, altered or amended by a written instrument or instruments executed by the party against which enforcement of said action is asserted. Any alleged modification, waiver, alteration or amendment which is not so documented shall not be effective as to any party.

      24. Successors and Assigns; Gender; Unenforceability of Certain Provisions, Headings. The terms, provisions, covenants and conditions hereof shall be binding upon Guarantor and the heirs, devisees, representatives, successors and assigns of Guarantor and shall inure to the benefit of Bank Parties and all transferees, credit participants, successors, assignees and/or endorsees of Bank Parties. Within this Guaranty, words of any gender shall be held and construed to include any other gender and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. A determination that any provision of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Guaranty to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances. The headings in this Guaranty are for convenience only and will not limit or otherwise affect any of the terms hereof.

      25. USA Patriot Act. Guarantor acknowledges that it has been notified by Agent that pursuant to the requirements of the USA Patriot Act, the Bank Parties are required to obtain, verify and record information that identifies Guarantor, which information includes the name and address of Guarantor and other information that will allow the Bank Parties to identify Guarantor in accordance with the USA Patriot Act.

      26. Limitation of Liability. Notwithstanding anything to the contrary contained herein, Guarantor's officers, directors, employees, members, partners, managers, shareholders, incorporators or agents (collectively, the "GUARANTOR'S GROUP") shall have no personal liability for the payment of this Guaranty, obligation under any Loan document or for the performance or observance of the covenants, representations and warranties of the Guarantor contained in this Guaranty and Agent and each Lender agree not to seek any damages or personal money judgment against the Guarantor's Group for any default under this Guaranty. Nothing herein contained shall prevent or shall be construed to prevent Agent or Lenders or any part thereof from exercising and enforcing any other remedy allowed at law or equity or by any statute.

      IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first set forth above.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS

                           SIGNATURE PAGE OF GUARANTOR
                                   TO GUARANTY

                                BROOKDALE LIVING COMMUNITIES, INC.,
                                a Delaware corporation

                                 By: /s/ R. Stanley Young
                                     ---------------------------------
                                     R. Stanley Young, Executive Vice President,
                                     Chief Financial Officer and Treasurer

The address of Guarantor is:

Brookdale Living Communities, Inc.
330 North Wabash Avenue, Suite 1400
Chicago, Illinois 60611
Attention: R. Stanley Young and Deborah C. Paskin

The Address of Agent is:

Guaranty Bank
8333 Douglas Avenue
Dallas, Texas 75225
Attention: Senior Housing Lending Division

                                   SCHEDULE 1

                                 Notes Schedule

                                   SCHEDULE 2

                  CERTIFICATE ACCOMPANYING FINANCIAL STATEMENTS
                                   (Guarantor)

      Reference is made to that certain Guaranty dated as of March ___, 2005 (as from time to time amended, the "GUARANTY") executed by BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation, ("GUARANTOR") in favor of the "Agent" ("AGENT") and the "Lenders" (the "LENDERS") more particularly defined in a Loan Agreement of even date with the Guaranty between Agent, the Borrowers named therein and the Lenders named therein (the "LOAN AGREEMENT"). Terms which are defined in this Certificate are used herein with the meanings given them in the Guaranty.

      This Certificate is furnished pursuant to the Guaranty. Together herewith the Guarantor is furnishing to Agent Guarantor's financial statements (the "FINANCIAL STATEMENTS") as at ____________ and for the period then ended (the "REPORTING DATE"). Guarantor hereby represents, warrants, and acknowledges to Agent and each Lender that:

            (a) the officer of the Guarantor signing this instrument is the duly elected, qualified and acting ____________ of the Guarantor;

            (b) the Financial Statements present fairly and in accordance with GAAP the matters contained therein (as to statements to which GAAP applies), and are accurate and complete (as to statements to which GAAP does not apply);

            (c) on the Reporting Date the Loan Parties (as defined in the Loan Agreement) were, and on the date hereof, the Loan Parties are, in full compliance with the disclosure requirements of the Guaranty, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[EXCEPT FOR DEFAULT(s) UNDER SECTION(s) ____________ OF THE GUARANTY, WHICH *[IS/ARE] more fully described on a schedule attached hereto];

            (d) the following are true and correct calculations regarding the financial covenants under the Guaranty:

Financial Covenant           Actual Calculation         Guaranty Requirement
------------------           ------------------         ---------------------
Net Worth                                                 At least $5,000,000
Minimum Liquidity                                       At least $100,000,000

      The officer of the Guarantor signing this instrument hereby certifies that he/she has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his/her opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments and, to the best of his/her knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

      The liability of Guarantor's officers (including, without limitation, the undersigned), directors, employees, members, partners, managers, shareholders, incorporators or agents for the performance and observance of the covenants, representations and warranties of Guarantor contained this Certificate is limited in the manner, and subject to the exceptions to such limitation, described in the Guaranty, reference to which is hereby made for all purposes.

      IN WITNESS WHEREOF, this instrument is executed as of ____________, _____.

                                       BROOKDALE LIVING COMMUNITIES, INC.,
                                       a Delaware corporation

                                       By:   ___________________________________
                                             Name:______________________________
                                             Title:_____________________________